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                                                                    EXHIBIT 21.1

               Subsidiaries of Parametric Technology Corporation
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
NAME                                                            PLACE OF INCORPORATION
InPart Design, Inc.                                             California
Computervision Corporation                                      Delaware
Concentus Technology Corporation                                Delaware
CV Finance Holding, Inc.                                        Delaware
CV International Holding, Inc.                                  Delaware
ICEM Technologies, Inc.                                         Delaware
Parametric Holdings Inc.                                        Delaware
Parametric International, Inc.                                  Delaware
Parametric Technology International, Inc.                       Delaware
Windchill Technology, Inc.                                      Delaware
Computervision Securities Corporation                           Massachusetts
Parametric Securities Corporation                               Massachusetts
PTC International, Inc.                                         Massachusetts
Computervision Australian Operations Pty Limited                Australia
Parametric Technology Australia Pty Limited                     Australia
Parametric Technology Gesellschaft m.b.H.                       Austria
Parametric Foreign Sales Corporation                            Barbados
Computervision Belgium N.V.                                     Belgium
Parametric Technology (Belgium) b.v.b.a.                        Belgium
Computervision (Bermuda) Limited                                Bermuda
Parametric Technology Brasil Ltda.                              Brazil
Computervision (Canada) Inc.                                    Canada
Parametric Technology (Canada) Ltd.                             Canada
Parametric Technology (C.R.) s.r.o.                             Czech Republic
Computervision Danmark A/S                                      Denmark
Parametric Technology (Denmark) A/S                             Denmark
Oy Computervision Ab                                            Finland
Parametric Technology (Finland) Oy                              Finland
Parametric Technology S.A.                                      France
ICEM Holdings GmbH                                              Germany
ICEM Technologies GmbH                                          Germany
Parametric Technology GmbH                                      Germany
Computervision Asia Ltd.                                        Hong Kong
Computervision Service Ltd.                                     Hong Kong
Parametric Technology (Hong Kong) Limited                       Hong Kong
Computervision Research & Development (India) Private Limited   India
Computervision Software Products (India) Private Limited        India
Parametric Technology (India) Private Limited                   India
Parametric Technology (Republic of Ireland) Limited             Ireland
Parametric Technology Israel Ltd.                               Israel
Computervision S.p.A.                                           Italy
Parametric Technology Italia S.r.l.                             Italy
Nihon Computervision Corporation                                Japan
Nihon Parametric Technology K.K.                                Japan
Parametric Korea Co., Ltd.                                      Korea
CV Holding (Mauritius) Ltd.                                     Mauritius
Parametric Technology Mexico S.A. de C.V.                       Mexico
Parametric Technology New Zealand Limited                       New Zealand
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
NAME                                                            PLACE OF INCORPORATION
Computervision Norge AS                                         Norway
Parametric Technology Norway AS                                 Norway
Computervision Sp. z o.o.                                       Poland
Parametric Technology Poland Sp. z o.o                          Poland
Parametric Technology Portugal-Computadores, Lda.               Portugal
Computervision TOO                                              Russia
Computervision Asia Pte Ltd                                     Singapore
Parametric Technology Singapore Pte Ltd                         Singapore
Parametric Technology (Slovakia) s.r.o.                         Slovakia
Parametric Technology South Africa (Proprietary) Limited        South Africa
Computervision Espana, S.A.                                     Spain
Parametric Technology Espana, S.A.                              Spain
Computervision Sverge AB                                        Sweden
PTC Sweden AB                                                   Sweden
Parametric Technology (Schweiz) AG                              Switzerland
Parametric Technology (Taiwan) Limited                          Taiwan
Computervision B.V.                                             The Netherlands
Computervision Finance B.V.                                     The Netherlands
Computervision International Distribution B.V.                  The Netherlands
Extended Vision Logistics International B.V.                    The Netherlands
Parametric Technology Europe B.V.                               The Netherlands
Parametric Technology Nederland B.V.                            The Netherlands
3rd Angle Limited                                               United Kingdom
Computervision Limited                                          United Kingdom
Computervision Pensions Limited                                 United Kingdom
ICEM Systems (UK) Limited                                       United Kingdom
Parametric Technology (UK) Limited                              United Kingdom
Rasna U.K. Limited                                              United Kingdom
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